CONTRACT FOR SALE OF REAL ESTATE


     THIS CONTRACT FOR SALE is made on March 30, 1995, between HARRY J. MUHLSCHLEGEL AND KAREN MUHLSCHLEGEL, his wife whose address is 4 Stags Leap Court, Tabernacle, New Jersey, hereinafter referred to as Seller, and JEVIC TRANSPORTATION, INC., of 600 Creek Road, Delanco, New Jersey, hereinafter referred to as Buyer.

1. PURCHASE AGREEMENT

     The Seller agrees to sell and the Buyer agrees to buy all that land, buildings, structures and fixtures on land in the municipality of Delanco, County of Burlington and, State of New Jersey, being commonly known as 600 Creek Road, Delanco, New Jersey. It appears on the Municipal Tax Map as Block 2000, Lot Nos. 13.02 and llB. A description of the boundaries of the land is attached as Schedule "A". Seller shall also convey all of the Seller's rights relating to the land.

 2. PERSONAL PROPERTY AND FIXTURES

     The property being transferred includes all fixtures permanently attached to the building.

 3. PURCHASE PRICE

     The purchase price is $5,542,062.00. (The purchase price was determined by using an appraisal of $7,500,000.00 and subtracting the sum of $1,957,938.00 in leasehold improvements made by the Buyer.)

 4. PAYMENT OF PURCHASE PRICE

     The Buyer will pay the purchase price as follows:

     A. Assumption of Mortgage held by United Jersey Bank in

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 the sum of $4,401,602.73.

     B. The sum of $1,140,459.27 to be paid to Seller as follows: The Buyer shall execute a promissory note in favor of seller in the sum of $1,140,459.27 which shall bear interest at the rate of eight per cent (8%) per annum and shall be payable in five (5) years. There shall be semi-annual payments of principal each in the sum of $114,045.93 plus accrued interest commencing September 30, 1995 and on March 31 and September 30 of each succeeding year until paid in full. The note shall further provide that in the event there is a public offering of the Buyer's corporate stock the principal balance due and any accrued interest shall become immediately due and payable.

5. DEPOSIT MONIES

     There will be no deposit monies.


6. MORTGAGE CONTINGENCY

     This agreement is not subject to any mortgage contingency. The parties acknowledge that United Jersey Bank has consented to the assumption.

7. TIME AND PLACE OF SETTLEMENT

     At settlement, the Seller shall transfer ownership of the property by deed to the Buyer and the Buyer shall pay the Seller the purchase price. Settlement shall take place at the office of the Buyer at 600 Creek Road, Delanco, New Jersey, or other agreeable location on or before March 31, 1995 at 3:30 o'clock P.M.

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8. TYPE OF DEED

     The Seller shall provide to Buyer and Buyer agrees to accept a deed known as a Bargain and Sale Deed with Covenants as to Grantor's Acts. The deed shall be in the proper statutory form for recording in the appropriate Clerk's office or Register of Deeds.

9. QUALITY AND INSURABILITY OF TITLE


     The title to be transferred shall be marketable title of record and insurable at regular rates by a reputable title insurance company authorized to do business in the State of New Jersey. The title shall be free and clear of all encumbrances, including municipal liens and assessments and liabilities for future assessments for improvements now being constructed.

     The title shall be subject to all existing utility easements and restrictions of record, if any. (An easement is a right of a person other than the owner of the property to use a portion of the property for a special purpose.)

     A violation of any restriction shall not be reason for Buyer refusing to complete settlement as long as the title insurance company insures the Buyer against actual loss at regular rates, and the violation does not restrict the ordinary use of the property. The Seller, however, guarantees that there are no restrictions in any conveyance or plans of record which would prohibit or interfere with the use and/or occupancy of the property as a warehouse.

     The Seller states that all buildings and other improvements on the property are within its boundary lines and that no improvements on adjoining properties extend across the boundary lines of this



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property. This provision shall not apply to any driveways or fences which may not coincide with title lines.

     If the Seller is unable to transfer the quality of title as stated herein and the Buyer is unwilling to accept the Seller's title without a reduction of purchase price, then this contract shall be null and void.

     The title shall be conveyed subject to all liens and exceptions as appear on the current policy of title insurance as issued by First American Title Insurance Company through their agent Settler's Title Agency.

10. POSSESSION

     Possession and occupancy has already been given to buyer. There will be no adjustment of any rent at time of closing.

11. SELLER'S WARRANTIES

     There are no warranties. The property is being conveyed AS-IS.

12. RISK OF LOSS

     The risk of loss or damage to the property by fire or otherwise, excepting ordinary wear and tear, is the liability of the Buyer until settlement.

13. RELIANCE

     This contract is entered into by the Seller and Buyer based upon their independent knowledge of the value of the property and their full understanding of the meaning of all of the provisions of this contract and not upon any representations made by either of them to the other.


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14. SETTLEMENT COSTS AND ADJUSTMENTS

     The Buyer shall be responsible for all closing costs.

15. COMPLETE AGREEMENT

     This contract is deemed to be the entire and only agreement between the Buyer and Seller. This contract replaces and cancels any previous agreement between the parties. This contract can only be changed by an agreement in writing signed by both the Buyer and Seller. The Seller states that the Seller has not made any other contract to sell the property to anyone else. Any representations not contained in this contract are of no effect.

16. PARTIES LIABLE

     This contract is binding on all parties who sign it and all who succeed to their rights and responsibilities.

17. NOTICES

     All notices under this contract must be in writing. The notices must be delivered personally or mailed by certified mail, return receipt requested, to the other party at the address written in this contract or to that party's attorney.

18. ASSIGNMENT

     This contract shall not be assigned.

                                             /s/ HARRY J. MUHLSCHLEGEL
                                             ---------------------------
                                             HARRY J. MUHLSCHLEGEL, Seller

                                             /s/ KAREN MUHLSCHLEGEL
                                             ---------------------------
                                             KAREN MUHLSCHLEGEL, Seller


                                             JEVIC TRANSPORTATION, INC.

                                             /s/ HARRY J. MUHLSCHLEGEL
                                             ----------------------------
                                             by HARRY J MUHLSCHLEGEL, President

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